Exhibit 8.1

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

February 17, 2026

CareTrust REIT, Inc.
24901 Dana Point Harbor Dr, Suite A200
Dana Point, California 92629

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax considerations in connection with the filing by CareTrust REIT, Inc., a Maryland corporation (“CareTrust REIT”), of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (and prospectus that forms a part thereof) .

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of CareTrust REIT (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of CareTrust REIT and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”).  These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s counsel.  For purposes of our opinion, we have not independently verified the statements, representations and covenants set forth in the Officer’s Certificate or in any other document.  We have, consequently, assumed and relied on the Company’s representation that the statements, representations and covenants presented in the Officer’s Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, or intent.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

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CareTrust REIT, Inc. February 17, 2026 Page 2

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or electronic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) CareTrust REIT has elected to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), with the filing of its tax return for the tax year that ended on December 31, 2014, (ii) CareTrust REIT and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iv) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon applicable provisions of the Code, the Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as they exist as of the date hereof.   It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circum-stances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

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CareTrust REIT, Inc. February 17, 2026 Page 3

Based on and subject to the foregoing, we are of the opinion that:

1.          Commencing with CareTrust REIT’s taxable year that ended on December 31, 2014, CareTrust REIT was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, CareTrust REIT to meet the requirements for qualification and taxation as a REIT under the Code.  CareTrust REIT’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of CareTrust REIT’s operation for any particular taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.          Although the discussion set forth in the Registration Statement under the caption “U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of the common stock of CareTrust REIT, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States federal income tax consequences of the ownership and disposition of the common stock of CareTrust REIT, subject to the qualifications set forth therein. The United States federal income tax consequences of the ownership and disposition of such common stock by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the Registration Statement under the heading “U.S. Federal Income Tax Considerations” as applied to any particular holder.

This opinion has been prepared for you in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Kirkland & Ellis LLP under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

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CareTrust REIT, Inc. February 17, 2026 Page 4

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

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